UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on February 17, 2020, the due diligence period expired under the Agreement of Purchase and Sale among Central PA Equities 17, LLC, Central PA Equities 19, LLC, and Springwood – FHP LP (collectively, the “Seller”) and Lodging Fund REIT III OP, LP (the “Buyer”) (each, a “Party” and collectively, the “Parties”), which is the operating partnership subsidiary of Lodging Fund REIT III, Inc. (the “Company”), dated as of November 22, 2019 (as amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Buyer agreed to acquire the 108-room Fairfield Inn & Suites by Marriott hotel in Hershey, Pennsylvania, the 107-room Home2 Suites by Hilton hotel in York, Pennsylvania, and the 100-room Hampton Inn & Suites by Hilton hotel in York, Pennsylvania (collectively, the “Hotel Properties”) from the Seller for the purchase price of approximately $46.9 million plus closing costs, subject to adjustment as provided in the Purchase Agreement. As required by the Purchase Agreement, the Buyer deposited a total of $1.5 million into escrow as earnest money pending the closing or termination of the Purchase Agreement (the “Earnest Money Deposit”).

Beginning on July 31, 2020, the Parties exchanged written notices of default with one another in accordance with the terms of the Purchase Agreement. The notice from each Party was based on allegations that the other Party failed to perform its obligations under the Purchase Agreement. The Purchase Agreement provides each Party thirty (30) days from the date of such notice (the “Termination Date”) to cure its defaults. If such defaults are not cured by the Termination Date, the Purchase Agreement shall terminate, and the Seller and the Buyer must determine how to dispose of the Earnest Money Deposit.

The Buyer and Seller are currently in discussions regarding potential modifications to the timing and terms of the acquisitions of the Hotel Properties. There can be no assurance that the parties will reach any such agreement prior to the Termination Date. If the Parties are unable to reach an agreement prior to the Termination Date, the Purchase Agreement will terminate on the Termination Date and resolution on how to dispose of the Earnest Money Deposit will be required.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions. No assurances can be given that the Purchase Agreement will be amended or reinstated or, if amended or reinstated, what material terms may differ and how they may materially differ from those in the Purchase Agreement.

All information in this Current Report on Form 8-K is as of the date of such report. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

The forward-looking statements depend on factors such as future economic, competitive and market conditions and other risks identified in Part I, Item 1A in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2020 and in Part II, Item 1A in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: August 6, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary